Exhibit 4.6

RENT-A-CENTER, INC.,
as Issuer,

the GUARANTORS named herein,
as Guarantors,

and

THE BANK OF NEW YORK
as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 4, 2003

to

INDENTURE

Dated as of May 6, 2003

between

RENT-A-CENTER, INC., as Issuer,

the GUARANTORS named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Trustee

$300,000,000
Series B
7 1/2% Senior Subordinated Notes due 2010

     This FIRST SUPPLEMENTAL INDENTURE, dated as of December 4, 2003, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the “Company”), Rent-A-Center East, Inc., a Delaware corporation (“RAC East”), ColorTyme, Inc., a Texas corporation (“ColorTyme”), Rent-A-Center West, Inc., a Delaware corporation (“RAC West”), Get It Now, LLC, a Delaware limited liability company (“Get It Now”), Rent-A-Center Texas, L.P., a Texas limited partnership (“RAC Texas, LP”), Rent-A-Center Texas, L.L.C., a Nevada limited liability company (“RAC Texas, LLC”), Rent-A-Center International, Inc., a Delaware corporation (“RAC International”), Rent-A-Center Addison, L.L.C., a Delaware limited liability company (“RAC Addison”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC and the Trustee (the “Indenture”), providing for the issuance of its 7½% Series B Senior Subordinated Notes due 2010 (the “Notes”); and

     WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP and RAC Texas, LLC are currently Guarantors under the Indenture; and

     WHEREAS, RAC East has formed RAC International as a wholly-owned subsidiary of RAC East; and

     WHEREAS, in connection with the formation of RAC International, the Board of Directors of the Company has designated RAC International as a Restricted Subsidiary under the Indenture; and

     WHEREAS, RAC International has agreed to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of RAC International as a Guarantor is required under the Indenture; and

     WHEREAS, RAC International has been duly authorized to enter into, execute and deliver this First Supplemental Indenture; and

     WHEREAS, RAC Texas, LP has formed RAC Addison as a wholly-owned subsidiary of RAC Texas, LP; and

     WHEREAS, from time to time, RAC Texas, LP intends to transfer certain assets of RAC Texas, LP to RAC Addison (the “Asset Transfer”); and

     WHEREAS, in connection with the formation of RAC Addison and the resulting Asset Transfer, the Board of Directors of the Company has designated RAC Addison as a Restricted Subsidiary under the Indenture; and

     WHEREAS, pursuant to Sections 1009, 1012 and 1017 of the Indenture, the Asset Transfer is permitted under the Indenture; and

     WHEREAS, in partial consideration for the Asset Transfer, RAC Addison has agreed to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

     WHEREAS, pursuant to Section 1020 of the Indenture, the addition of RAC Addison as a Guarantor is required under the Indenture; and

     WHEREAS, RAC Addison has been duly authorized to enter into, execute and deliver this First Supplemental Indenture.

     NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the addition of RAC International and RAC Addison as additional Guarantors under the Indenture. As of the date hereof (the “Effective Time”), RAC International and RAC Addison shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP and RAC Texas, LLC shall continue to be, a “Guarantor” under and as defined in the Indenture, and at the Effective Time, RAC International and RAC Addison shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. RAC International and RAC Addison hereby, jointly and severally, unconditionally guarantee the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this First Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 4. This First Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Supplemental Indenture may refer to the Indenture without making specific reference to this First Supplemental Indenture, but nevertheless all such references shall include this First Supplemental Indenture unless the context otherwise requires.

SECTION 7. This First Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this First Supplemental Indenture and the Indenture, this First Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International and RAC Addison.

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee

By:     /s/ Van U. Brown

Name:   Van U. Brown

Title:     Vice President

RENT-A-CENTER, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
President and Chief Operating Officer

RENT-A-CENTER EAST, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

COLORTYME, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER WEST, INC.

By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

GET IT NOW, LLC
By:		/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.P.

By:		Rent-A-Center East, Inc,
its general partner

	By:	/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER TEXAS, L.L.C.

By:		/s/ James Ashworth

James Ashworth
President and Secretary

RENT-A-CENTER INTERNATIONAL, INC.

By:		/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President

RENT-A-CENTER ADDISON, L.L.C.

By:		/s/ Mitchell E. Fadel

Mitchell E. Fadel
Vice President